Exhibit 99.1

NEWS RELEASE August 3, 2015

	Contacts:	Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050

CROWN CASTLE DECLARES

QUARTERLY COMMON STOCK DIVIDEND

August 3, 2015 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that its Board of Directors has declared a quarterly cash dividend of $0.82 per common share. The quarterly dividend will be payable on September 30, 2015 to common stockholders of record at the close of business on September 18, 2015. Future dividends are subject to the approval of the Company’s Board of Directors.

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 15,000 small cell nodes supported by approximately 7,000 miles of fiber, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.

CrownCastle.com